EXHIBIT (e)

              FORM OF AMENDED AND RESTATED DISTRIBUTION AGREEMENT,
                        dated __________________ between
                    THE GABELLI WESTWOOD FUNDS (the "Trust")
                                       and
                   GABELLI & COMPANY, INC. (the "Distributor")


                                                         W I T N E S S E T H:


                  WHEREAS, the Trust, a Massachusetts business trust, is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act") currently consisting of the series set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Fund"), and an indefinite number of shares of its beneficial interest (hereinafter referred to as "shares") have been registered under the Securities Act of 1933 (the "1933 Act") to be offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in the Trust's Prospectuses (collectively, the "Prospectus") and Statement of Additional Information ("SAI") included in the Trust's Registration Statement as they may be amended from time to time; and

                  WHEREAS, the Trust desires that the Distributor continue to act as general distributor and as agent of the Trust for the sale and distribution of shares which have been registered as described above and of any additional shares which may become registered during the term of this Agreement;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. The Trust hereby appoints the Distributor as its general distributor and exclusive agent for the sale of its shares pursuant to the aforesaid continuous public offering of its shares. From and after the date of this Agreement, the Trust agrees that it will not, without the Distributor's consent, sell or agree to sell any shares otherwise than through the Distributor, except that the Trust may (a) sell shares as an investment to its officers, Trustees, bona fide full-time employees, its investment adviser and the affiliates thereof; (b) issue shares in lieu of the cash payments of dividends and distributions; and (c) issue shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1933 Act.


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                  2. The Distributor  hereby accepts such appointment and agrees to use its best  efforts  to sell  such  shares;  provided,  however,  that when requested by the Trust at any time because of market or other economic considerations or abnormal circumstances of any kind, it will suspend such efforts. The Trust may also withdraw the offering of the shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that the Distributor does not undertake to sell all or any specific portion of the shares of the Trust. The Trust acknowledges that the Distributor may enter into sales or servicing agreements with registered securities brokers and banks and into
servicing   agreements   with   financial   institutions   and  other   industry
professionals, such as investment advisers, accountants and estate planning firms. In entering into such agreements, the Distributor shall act only on its own behalf as principal underwriter and distributor. The Distributor shall not be responsible for making any distribution plan or service fee payments pursuant to any plans the Trust may adopt or agreements it may enter into.

                  3. The shares may be sold by the Distributor only at prices and terms described in the then current Prospectus relating to the shares and may be sold either through persons with whom it has selling agreements in a form approved by the Trust's Board of Trustees or directly to prospective purchasers. The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value. The Distributor shall have the right to accept or reject orders for the purchase of shares of a Fund. Any consideration which the Distributor may receive in connection with a rejected purchase order shall be returned promptly.

                  4. The Distributor agrees promptly to issue, or arrange for the issuance of, confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Trust, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Trust. The net asset value of all shares sold pursuant to the provisions hereof shall be paid promptly after receipt of payment from the originating dealer or purchaser and not later than eleven business days after such confirmation even if the Distributor has not actually received payment from the originating dealer or purchaser. If the originating dealer or purchaser shall fail to make timely settlement of its purchase order in accordance with the rules of the National Association of Securities Dealers, Inc., then the Distributor shall have the right to cancel such purchase order and, at its account and risk, to hold responsible the originating dealer or purchaser. The Distributor agrees promptly to reimburse the Trust for any amount by which the Trust's losses, attributable to any such cancellation or to errors on the Distributor's part in relation to the effective date of accepted purchase orders, exceed contemporaneous gains realized by the Trust for either of such reasons in respect to other purchase orders.

                  5. The Trust shall register or cause to be registered all shares sold pursuant to the provisions hereof in such name or names and amounts as the Distributor may request from time to time and the Trust shall issue or cause to be issued certificates evidencing such shares for delivery to the Distributor or pursuant to the Distributor's direction if and to the extent that the shareholder account in question contemplates the issuance of such share certificates. All shares of the Trust, when so issued and paid for, shall be fully non-assessable.

                  6. The Trust has delivered to the Distributor a copy of its current Prospectus and SAI. The Trust agrees that it will use its best efforts to continue the effectiveness of its Registration Statement filed under the 1933 Act. The Trust further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act. The Trust will furnish to the Distributor, at the Distributor's expense, a reasonable number of copies of the Prospectus and SAI and any amended Prospectus and SAI for use in connection with the sale of shares.

                  7. The Trust has already registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.

                  8. The Distributor agrees that:

     (a) neither it nor any of its officers shall take any long or short position in the shares of any Fund; provided, however, that this subsection (a) shall not prevent the Distributor or its officers from acquiring shares of any Fund for investment purposes only;

     (b) it shall furnish to the Trust any pertinent information required to be inserted, with respect to it as Distributor within the purview of the 1933 Act, in any reports or registration required to be filed with any governmental authority; and

     (c) it shall not make any representations inconsistent with the information contained in the Registration Statement of the Trust filed under the 1933 Act, as in effect from time to time.

                  9. The Trust shall pay its legal and auditing expenses and the cost of composition, printing and mailing of sufficient copies of its Prospectus and SAI as shall be required for annual distribution to shareholders and the expense of registering shares for sale under federal securities laws. The Distributor shall pay the expenses normally attributable to such sales as it may make, including advertising and the cost of printing and mailing of the Trust's Prospectus and SAI other than those furnished to existing shareholders. The Trust has adopted a separate plan of distribution (collectively, the "Plan") pursuant to the provisions of Rule 12b-1 of the 1940 Act on behalf of its Class A Series, Class B Series, Class C Series and Class AAA Series shares, respectively, each of which provides for the payment of administrative and sales related expenses in connection with the distribution of Fund shares and the Distributor agrees to take no action inconsistent with said Plan.

                  10. The Trust agrees to indemnify, defend and hold the Distributor, its officers, Trustees, employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (each, an "indemnitee"), free and harmless from any and all liabilities and expenses, including costs of investigation or defense (including reasonable counsel fees) incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such indemnitee may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while the Distributor was active in such capacity or by reason of the Distributor having acted in any such capacity or arising out of or based upon any untrue statement of a material fact contained in the then-current Prospectus relating to the shares or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust expressly for use in any such Prospectus; provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Trust or the shareholders of the Trust or any expense of such indemnitee with respect to any matter as to which such indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that its action was in the best interest of the Trust or arising by reason of such indemnitee's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, no indemnification shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such indemnitee appears to have acted in good faith in the reasonable belief that its action was in the best interest of the Trust and did not involve disabling conduct by such indemnitee. Notwithstanding the foregoing, the Trust shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Trust cannot lawfully waive.

                  The Distributor agrees to indemnify, defend and hold the Trust, its Trustees, officers, employees and agents and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (each, an "indemnitee"), free and harmless from and against any and all liabilities and expenses, including costs of investigation or defense (including reasonable counsel fees) incurred by such indemnitee, but only to the extent that such liability or expense shall arise out of or be based upon any untrue or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor of the Trust expressly for use in a Prospectus or any alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading or arising by reason of disabling conduct by such indemnitee or any person selling shares pursuant to an agreement with the Distributor.

                  The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking,
(B) the Trust shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) nor parties to this Agreement ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                  All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

                  11. This Agreement shall become effective on the date first set forth above and shall remain in effect for up to two years from such date (one year in the case of Section 9) and thereafter from year to year provided that such continuance shall be specifically approved at least annually (a) by the Trust's Board of Trustees, including a vote of a majority of the Disinterested Non-Party Trustees, cast in person at a meeting called for the purpose of voting on such approval or (b) by the vote of the holders of a majority of the outstanding voting securities of the Trust and by a vote of the Board of Trustees.

                  12. This Agreement may be terminated (a) by the Distributor at any time without penalty by giving sixty days' written notice (which notice may be waived by the Trust), or (b) by the Trust at any time without penalty upon sixty days' written notice to the Distributor (which notice may be waived by the Distributor), provided that such termination by the Trust shall be directed or approved in the same manner as required for continuance of this Agreement by
Section 11(a) (or, in the case of termination of Section 9, by Section 11(b)).

                  13. This Agreement may not be amended or changed except in writing and shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors, but this Agreement shall not be assigned by either party and shall automatically terminate upon assignment.

                  14.  The   Distributor   understands   and  agrees   that  the
obligations of the Trust under this Agreement are not binding upon any shareholder of the Trust personally, but only the Trust's property; the Distributor represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder liability for acts or obligations of the Trust.

                  15. The date of this Agreement shall be for reference purposes only and shall not be construed to imply that this Agreement was effective on the date first above written. This Agreement shall become effective on the date on which the Registration Statement of the Trust shall become effective in accordance with the provisions of the 1933 Act.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Distribution Agreement as of the date first above written.


                                                     THE GABELLI WESTWOOD FUNDS



                                                              By




                                                         GABELLI & COMPANY, INC.


                                                              By

                                    EXHIBIT A

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                          dated as of ________________
                     BETWEEN THE GABELLI WESTWOOD FUNDS AND
                    GABELLI & COMPANY, INC. (the "Agreement")


         Below are listed the Trust's separate series of shares (the "Funds") under which this Agreement is to be performed as of the date hereof:


                               The Gabelli Westwood Funds

                               Gabelli Westwood Equity Fund Gabelli Westwood Balanced Fund Gabelli Westwood SmallCap Equity Fund Gabelli Westwood Mighty Mites(sm) Fund Gabelli Westwood Realty Fund Gabelli Westwood Intermediate Bond Fund Gabelli Westwood Cash Management Fund